Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-169741 on Form S-4 of our report dated March 17, 2010 relating to the consolidated financial statements of Travelport Limited and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte LLP
London, United Kingdom
October 29, 2010